Exhibit 99.1

Consolidated Communications Shareholders

Approve Proposed Transaction with Searchlight and BCI

MATTOON, Ill. – January 31, 2024 – Consolidated Communications Holdings, Inc. (Nasdaq: CNSL) (the “Company” or “Consolidated”), a top 10 fiber provider in the U.S., today announced that, based on the preliminary vote count provided by its proxy solicitor following the Company’s special meeting of shareholders (the “Special Meeting”) held earlier today, Consolidated shareholders have voted overwhelmingly to approve the proposed acquisition of the Company by affiliates of Searchlight Capital Partners, L.P. (“Searchlight”) and British Columbia Investment Management Corporation (“BCI”) (the “Proposed Transaction”). Approximately 75% of disinterested shareholders voted to approve the proposal to adopt the merger agreement and approve the Proposed Transaction. Consolidated will file final, certified voting results on a Form 8-K with the U.S. Securities and Exchange Commission as soon as practicable.

“Today’s vote by Consolidated shareholders is a clear endorsement that they recognize the value-maximizing nature of this transaction,” said Robert J. Currey, the Chairman of the Consolidated Communications Board and the Special Committee Chair. “With the financial flexibility and access to capital this transaction provides, we will be well positioned to bring broadband services to underserved and unserved communities across rural America. We look forward to continuing to deliver for our stakeholders, including our customers and our employees, for many years to come.”

The Proposed Transaction is expected to close by the first quarter of 2025, subject to customary closing conditions, including receipt of regulatory approvals. The Proposed Transaction is not subject to a financing condition. Following the closing of the Proposed Transaction, shares of Consolidated Communications common stock will no longer be traded or listed on any public securities exchange.

Advisors

Rothschild & Co is acting as financial advisor to the special committee and Cravath, Swaine & Moore LLP is acting as its legal counsel. Latham & Watkins LLP is providing legal counsel to Consolidated Communications.

About Consolidated Communications

Consolidated Communications Holdings, Inc. (Nasdaq: CNSL) is dedicated to moving people, businesses and communities forward by delivering the most reliable fiber communications solutions. Consumers, businesses and wireless and wireline carriers depend on Consolidated for a wide range of high-speed internet, data, phone, security, cloud and wholesale carrier solutions. With a network spanning nearly 60,000 fiber route miles, Consolidated is a top 10 U.S. fiber provider, turning technology into solutions that are backed by exceptional customer support.

Forward-Looking Statements

Certain statements in this communication are forward-looking statements and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect, among other things, the Company’s current expectations, plans, strategies and anticipated financial results.

There are a number of risks, uncertainties and conditions that may cause the Company’s actual results to differ materially from those expressed or implied by these forward-looking statements, including: (i) the risk that the Proposed Transaction may not be completed in a timely manner or at all; (ii) the possibility that any or all of the various conditions to the consummation of the Proposed Transaction may not be satisfied or waived, including the failure to receive any required regulatory approvals from any applicable governmental entities (or any conditions, limitations or restrictions placed on such approvals); (iii) the possibility that competing offers or acquisition proposals for the Company will be made; (iv) the occurrence of any event, change or other circumstance that could give rise to the termination of the definitive transaction agreement relating to the Proposed Transaction, including in circumstances which would require the Company to pay a termination fee; (v) the effect of the announcement or pendency of the Proposed Transaction on the Company’s ability to attract, motivate or retain key executives and employees, its ability to maintain relationships with its customers, suppliers and other business counterparties, or its operating results and business generally; (vi) risks related to the Proposed Transaction diverting management’s attention from the Company’s ongoing business operations; (vii) the amount of costs, fees and expenses related to the Proposed Transaction; (viii) the risk that the Company’s stock price may decline significantly if the Proposed Transaction is not consummated; (ix) the risk of shareholder litigation in connection with the Proposed Transaction, including resulting expense or delay; and (x) (A) the risk factors described in Part I, Item 1A of Risk Factors in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 and (B) the other risk factors identified from time to time in the Company’s other filings with the SEC. Filings with the SEC are available on the SEC’s website at http://www.sec.gov.

Many of these circumstances are beyond the Company’s ability to control or predict. These forward-looking statements necessarily involve assumptions on the Company's part. These forward-looking statements generally are identified by the words “believe,” “expect,” “anticipate,” “intend,” “plan,” “should,” “may,” “will,” “would” or similar expressions. All forward-looking statements attributable to the Company or persons acting on the Company’s behalf are expressly qualified in their entirety by the cautionary statements that appear throughout this communication. Furthermore, undue reliance should not be placed on forward-looking statements, which are based on the information currently available to the Company and speak only as of the date they are made. The Company disclaims any intention or obligation to update or revise publicly any forward-looking statements.

Contacts

Philip Kranz, Investor Relations
+1 217-238-8480
Philip.kranz@consolidated.com

Jennifer Spaude, Media Relations
+1 507-386-3765
Jennifer.spaude@consolidated.com